Exhibit 99.2

Fourth Quarter and Full Year 2012 Financial Results Conference Call February 14, 2013 NASDAQ: HDNG www.hardinge.com Edward J. Gaio Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2

Strong Fourth Quarter Sales 3 ($ in millions) $345 $214 $257 $342 $334 $75 $91 Quarterly Net Sales Annual Net Sales $86 $83 Increased grinding sales drove fourth quarter and full year growth in Europe Fourth quarter North America sales down on unusually strong prior year; Asia down slightly on decelerating growth which appears to have stabilized during quarter $90

Solid Gross Margin Performance 4 Quarterly Sales and Gross Margin Annual Sales and Gross Margin Improved Q4 2012 gross margin 5.2 point improvement year over year, on similar sales levels Favorable product mix and improved pricing drove improved gross margin when compared with last year’s fourth quarter and the trailing third quarter of 2012 Sales ($ in millions) * Gross Profit and Gross Margin for 2008 and 2009 were adjusted to exclude unusual items. See supplemental slides for Adjusted Gross Profit and Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Profit and Gross Margin

Operating Margin Trending Upwards 5 Quarterly Sales & Operating Margin Annual Sales & Operating Margin Expected SG&A run rate of ~ $18 - $19 mm per quarter Sales ($ in millions) * Operating Income and Operating Margin for 2008, 2009 and 2010 were adjusted to exclude unusual items. See supplemental slides for Adjusted Operating Income and Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Income and Operating Margin

Quarterly Net Income Annual Net Income Strengthened Earnings Power in 2012 6 ($ in millions) * Net Income for 2008, 2009, 2010, and 2012 were adjusted to exclude unusual items. ** Q4 2012 Net Income of $5.1 million excludes a $2.7 million income tax benefit See supplemental slides for Adjusted Net Income reconciliation and other important disclaimers regarding Adjusted Net Income

Emphasis on Productivity and Cash Managed Working Capital* as a Percent of Sales 7 Receivable Days Outstanding (Avg) Inventory Turns (Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits

8 Financial Strength Total Capitalization ($ in millions) * Reflects expansion capital investments in China and Switzerland ** Midpoint of guidance of $4.0 million to $5.0 million provided on 2/14/2013 Cash & Cash Equivalents Capital Expenditures $196.2 $166.5 $162.9 $168.5 $181.1 ** Q4 2012 Q4 2011 Cash provided by operating activities $17.8 $1.9 Cap ex and acquisitions (10.2) (5.7) Operating free cash flow $7.6 ($3.8)

Acquired December 20, 2012 Designer and manufacturer of high precision grinding solutions Improves reach into U.S. OEM market for grinding machines Expands capabilities of grinding machine offering Purchase price of ~$10.5 million subject to working capital adjustment, estimated at ~$0.7 million, plus a $7.0 million maximum potential earn out Earn out based on future performance against minimum EBITDA thresholds over three years Revenue of approximately $14 million in 2012 Entering 2013 with a backlog of approximately $29 million Expected to be accretive in 2013 Strategic Acquisition: U.S. Grinding Operations 9 Usach Technologies, Inc.

10 Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $288 $372 $297 $175 $341 Quarterly Orders $80 $81 $69 $58 $69 Fourth quarter orders declined year-over-year on recession in Europe and inventory management by our North American distributors, partially offset by Asia Full year orders down on reductions from all markets; stronger than usual orders in early 2011 were related to pent up demand from the global recession

11 Overview and Outlook Continue to have positive long-term outlook on machine tool industry Current market conditions: Stalled economic growth in North America and Europe Current order levels indicate weaker organic revenue Growth rate in China stabilized during the fourth quarter 2012 Despite lower order trend, expect strong cash generation Usach acquisition added $29 million to backlog and expanded North American grinding presence Engineering and development efforts focused on maintaining competitive edge Focus on further productivity improvements and cash management Operational Excellence: Foundational values drive culture: Quality, customer service, continuous process improvement, global cooperation, and employee development

Fourth Quarter and Full Year 2012 Earnings Conference Call February 14, 2013 NASDAQ: HDNG www.hardinge.com

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

Annual Adjusted Gross Profit Reconciliation 14 ($ in millions) Gross Profit and Gross Margin for 2008 and 2009 were adjusted to exclude unusual items. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. 2008 2009 2010 2011 2012 Sales $345.0 $214.1 $257.0 $341.6 $334.4 Cost of sales 252.7 173.3 195.7 250.5 237.6 Gross profit 92.3 40.8 61.3 91.1 96.8 Inventory impairment 7.8 5.0 - - - Adjusted gross profit 100.1 45.8 61.3 91.1 96.8 Adjusted gross margin 29.0% 21.4% 23.9% 26.7% 29.0%

Adjusted Net Income and Operating Income 15 ($ in millions, except for EPS) Net Income and Operating Income in 2008, 2009, and 2010 were adjusted to exclude unusual items. Net Income in Q4 2012 and 2012 were adjusted to exclude an unusual item Hardinge believes that when used in conjunction with GAAP measures, adjusted Net Income and adjusted Operating Income, which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. 2008 2009 2010 2011 2012 Net (loss) income ($34.3) ($33.3) ($5.2) $12.0 $17.9 Inventory impairment 7.8 5.0 - - - Goodwill write-off 24.4 - - - - Restructuring 3.2 5.4 - - - Gain on sale & acquisition - - (1.7) - - Other adjustment - - 3.5 - 2.7 Net income (loss) / adjusted net income (loss) 1.1 (22.9) (3.4) 12.0 15.2 Plus: Interest expense, net 1.4 1.8 0.3 0.2 0.7 Adjusted income tax expense 3.1 1.9 2.2 4.4 4.2 Adjusted operating income (loss) 5.6 (19.2) (0.9) 16.6 20.1 Sales 345.0 214.1 257.0 341.6 334.4 Adjusted operating margin 1.6% (9.0)% (0.4)% 4.9% 6.0%

Quarterly Financial Appendix

HARDINGE

($ in thousands, except for per share data)

	Quarter Ended							
	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012
Net sales	$ 73,482	$ 86,656	$ 90,389	$ 91,046	$ 74,650	$ 86,320	$ 82,883	$ 90,560
Cost of sales	54,406	63,353	64,840	67,946	53,461	62,348	58,889	62,878
Gross profit	19,076	23,303	25,549	23,100	21,189	23,972	23,994	27,682
Gross profit margin	*26.0%*	*26.9%*	*28.3%*	*25.4%*	*28.4%*	*27.8%*	*28.9%*	*30.6%*
Selling, general and administrative expenses	16,673	18,993	18,943	18,990	17,599	19,047	18,569	20,981
(Gain) loss on sale of assets	(25)	7	(5)	69	(2)	(12)	(13)	49
Other expense (income)	177	(72)	284	397	204	99	127	107
Income from operations	2,251	4,375	6,327	3,644	3,388	4,838	5,311	6,545
Operating margin	*3.1%*	*5.0%*	*7.0%*	*4.0%*	*4.5%*	*5.6%*	*6.4%*	*7.2%*
Interest expense	78	93	97	102	140	269	246	204
Interest income	(39)	(48)	(45)	-	(24)	(27)	(44)	(23)
Income before income taxes	2,212	4,330	6,275	3,542	3,272	4,596	5,109	6,364
Income tax expense (benefit)	831	1,217	2,025	300	829	956	1,089	(1,388)
Net income	$ 1,381	$ 3,113	$ 4,250	$ 3,242	$ 2,443	$ 3,640	$ 4,020	$ 7,752
Basic earnings per share	$ 0.12	$ 0.27	$ 0.37	$ 0.28	$ 0.21	$ 0.31	$ 0.35	$ 0.67
Diluted earnings per share	$ 0.12	$ 0.27	$ 0.36	$ 0.28	$ 0.21	$ 0.31	$ 0.34	$ 0.66
Cash dividends declared per share	$ 0.005	$ 0.005	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	11,450	11,467	11,467	11,467	11,524	11,562	11,567	11,574
Weighted avg. shares outstanding: Diluted	11,476	11,495	11,533	11,552	11,557	11,600	11,606	11,619

TURNING
MILLING
GRINDING
WORKHOLDING
ROTARY

www.hardinge.com

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